Exhibit (n)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Owl Rock Capital Corporation:

We consent to the use of our report, dated February 27, 2019, with respect to the consolidated financial statements, included herein, and to the use of our report, dated February 27, 2019, with respect to the senior securities table, incorporated by reference herein, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Form N-2.

/s/ KPMG LLP

New York, New York

July 8, 2019